Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-260999) of Communications Systems, Inc. of our report dated October 18, 2021, relating to the financial statements of Pineapple Energy LLC, for the period from inception (December 1, 2020) through December 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

January 25, 2022